UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 24, 2023

Kennametal Inc.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania		1-5318	25-0900168

(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

525 William Penn Place
Suite 3300
Pittsburgh,	Pennsylvania		15219

(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (412) 248-8000

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Capital Stock, par value $1.25 per share	KMT	New York Stock Exchange
Preferred Stock Purchase Rights		New York Stock Exchange

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On October 26, 2023, the Board of Directors (“Board”) of Kennametal Inc. (the “Company”) announced that Mr. William M. Lambert has been appointed Chairman of the Board to take effect on November 1, 2023, succeeding Lawrence W. Stranghoener who held the position since July 1, 2018 and previously as the independent Lead Director from August 1, 2017 to July 1, 2018 and prior to that, Chairman of the Board from October 27, 2015 to August 1, 2017. This change is in line with the Company’s overall corporate governance and succession planning process, and Mr. Stranghoener will remain on the Board of Directors and serve as a member of its Audit Committee.
Mr. Lambert has served on the Company’s Board of Directors since March 2016 and as Chair of the Audit Committee of the Board since January 2019. He is the retired President and Chief Executive Officer of MSA Safety Incorporated (“MSA”), where he continues to serve on its Board of Directors. MSA is a global leader in the manufacture and supply of workplace safety products. Mr. Lambert served as the President and Chief Executive Officer of MSA from 2008 until May 2018 and has been a director on MSA’s Board since 2007, holding the Chairman position from May 2015 through May 2020. He joined MSA in 1981 as a design engineer and over the years served the company in a variety of capacities of increasing responsibility.
Mr. Lambert previously served on the Board of Directors of EQT Corporation, a natural gas producer, from November 2018 through July 2019. He has achieved “Fellow” status with the National Association of Corporate Directors (NACD).
He holds a Bachelor’s degree in Mechanical Engineering from Penn State University and a Master’s degree in Industrial Administration from Carnegie Mellon University.

Item 5.07 Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of Shareowners of Kennametal Inc. on October 24, 2023, the Company's Shareowners voted on the election of ten directors with terms to expire in 2024, the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2024, an advisory vote on executive compensation, and an advisory vote on the frequency of future advisory votes on executive compensation. The 75,828,596 shares present in person or represented by proxy at the meeting were voted as described below.
I.    The ten directors listed below were elected to serve as directors until the next annual meeting of Shareowners in 2024 and until their successors are duly elected and qualified by the following vote:

	For	Withheld	Broker Non-Votes
Joseph Alvarado	70,291,234	2,708,470	2,828,892
Cindy L. Davis	70,355,842	2,643,862	2,828,892
William J. Harvey	65,134,057	7,865,647	2,828,892
William M. Lambert	72,606,672	393,032	2,828,892
Lorraine M. Martin	72,592,131	407,573	2,828,892
Sagar A. Patel	72,504,637	495,067	2,828,892
Christopher Rossi	72,311,773	687,931	2,828,892
Paul Sternlieb	72,782,919	216,785	2,828,892
Lawrence W. Stranghoener	70,468,052	2,531,652	2,828,892
Steven H. Wunning	70,402,110	2,597,594	2,828,892

II.    The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2024 was approved by the following vote:

	For	Against	Abstained
PricewaterhouseCoopers LLP	74,664,938	1,030,104	133,554

III.    The advisory vote on executive compensation paid to the Company's named executive officers, as disclosed in the Company's proxy statement, was approved on an advisory basis by the following vote:

	For	Against	Abstained	Broker Non-Votes
Executive compensation	71,671,535	1,207,619	120,550	2,828,892

IV. The advisory vote on the frequency of future advisory votes on executive compensation:

	For One Year	For Two Years	For Three Years	Abstained	Broker Non-Votes
Frequency of future advisory votes on executive compensation	68,459,578	24,540	4,462,505	53,081	2,828,892

Item 8.01 Other Events.
Dividend Declared: On October 24, 2023, the Company’s Board of Directors declared a quarterly cash dividend of $.20 per share. The dividend is payable on November 21, 2023 to shareholders of record as of the close of business on November 7, 2023.
Press Release: On October 26, 2023, the Company issued a press release announcing Mr. Lambert’s election as independent Chairman of the Board. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1 Press Release dated October 26, 2023
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.

Date:	October 26, 2023	By:	/s/ Michelle R. Keating
Michelle R. Keating
Vice President, Secretary and General Counsel

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